Exhibit 99.1
Goodrich Petroleum Corporation
808 Travis, Suite 1320
Houston, Texas 77002
(713) 780-9494
fax (713) 780-9254
Contact:
Traded: NYSE (GDP)
Robert C. Turnham, President
David R. Looney, Chief Financial Officer
FOR IMMEDIATE RELEASE
GOODRICH PETROLEUM ANNOUNCES THE HIRING OF MICHAEL J. KILLELEA AS SENIOR VICE-PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY
Houston, Texas — January 19, 2009. Goodrich Petroleum Corporation (NYSE: GDP) today announced the hiring of Michael J. Killelea as Senior Vice-President, General Counsel and Corporate Secretary. Mike has spent the past twenty years in the E&P business with several companies, including recently serving as Senior Vice-President, General Counsel and Corporate Secretary at Pogo Producing Company.
Walter G. “Gil” Goodrich, the Company’s Vice-Chairman and Chief Executive Officer, commented, “We are extremely pleased to have Mike joining Goodrich’s senior management team. Mike’s knowledge, experience and leadership skills will bring additional expertise to our management team and prove to be a valuable asset to our organization and shareholders.”
OTHER INFORMATION
Certain statements in this news release regarding future expectations and plans for future activities may be regarded as “forward looking statements” within the meaning of the Securities Litigation Reform Act. They are subject to various risks, such as financial market conditions, operating hazards, drilling risks, and the inherent uncertainties in interpreting engineering data relating to underground accumulations of oil and gas, as well as other risks discussed in detail in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Initial production rates are subject to decline over time and should not be regarded as reflective of sustained production levels.
Goodrich Petroleum is an independent oil and gas exploration and production company listed on the New York Stock Exchange. The majority of its properties are in Louisiana and Texas.